                                                                      EXHIBIT 20


                             PERSONS CONTROLLED BY
                          OR UNDER COMMON CONTROL WITH
                                 THE REGISTRANT

Below is a list of all persons directly or indirectly controlled by or under common control with the Registrant and (i) the state of organization, (ii) the basis of control, and (iii) the principal business for each entity (information on each subsidiary is indented following information on the controlling owner):

1. UNITED SERVICES AUTOMOBILE ASSOCIATION ("USAA")
   Texas reciprocal interinsurance exchange with approximately 2.5 million members.

   Organized to provide personal-line property and casualty insurance policies to its members.

2. USAA GENERAL INDEMNITY COMPANY
   Texas corporation, wholly owned by USAA.

   Organized to provide (i) federal flood insurance to USAA members and former dependents and (ii) automobile insurance to USAA members residing in California.

3. USAA CASUALTY INSURANCE COMPANY
   Florida corporation, wholly owned by USAA.

   Organized to provide personal-line property and casualty insurance policies to (i) non-dependent children of USAA members and (ii) residual market policyholders under Automobile Insurance Plans of the various states.

4. USAA GENERAL AGENCY, INC.
   Texas corporation, wholly owned by USAA.

   Organized to act as a managing general insurance agency for property and casualty insurance products offered by non-USAA companies. The services of this company are available to the general public.

5. USAA PROPERTY AND CASUALTY AGENCY, INC.
   Colorado corporation, wholly owned by USAA General Agency, Inc.

   Organized to provide certain property and casualty personal-line coverages not offered directly by USAA to USAA members, their dependents, and former dependents.

6. USAA INSURANCE AGENCY, INC.
   California corporation, wholly owned by USAA General Agency, Inc.

    Organized to provide other property and casualty coverages not offered directly by USAA to USAA members, their dependents, and former dependents.

7.  USAA LIMITED
    United Kingdom corporation, wholly owned by USAA.

    Organized to provide USAA members who live in the United Kingdom with automobile liability and property damage insurance which meets the requirements of the British Road Traffic Act.

8.  USAA LIFE INSURANCE COMPANY
    Texas corporation, wholly owned by USAA.

    Organized to provide a complete line of life insurance services and products to the general public.

9.  USAA LIFE GENERAL AGENCY, INC.
    Colorado corporation, wholly owned by USAA Life Insurance Company.

    Organized to provide a complete line of life and health insurance products to the general public on a brokerage basis.

10. SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY
    Investment account organized under the laws of the State of Texas.

    USAA Life Insurance Company is the depositor.

11. USAA FUNDING COMPANY
    Delaware corporation, wholly owned by USAA.

    Organized to facilitate the acquisition of preferred stock issued by USAA insurance companies.

12. USAA PROPERTY HOLDINGS, INC.
    Delaware corporation, wholly owned by USAA.

    Organized to invest in certain real estate limited partnerships, the asset of which are comprised of housing units which qualify for significant federal tax credits.

13. USAA CAPITAL CORPORATION
    Unitary Diversified Savings & Loan Company organized as a Delaware corporation, wholly owned by USAA.

    Organized to act as a holding company for all USAA non-insurance companies (except USAA Funding Company and USAA Property Holdings, Inc., noted above) and as a general purpose financing company for USAA, its subsidiaries and affiliates.

14. USAA REAL ESTATE COMPANY
    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized to engage in the acquisition, development, ownership, and sale of real estate and other types of property and securities by purchase, lease or otherwise. Currently makes a wide variety of real estate and financial services available to its affiliates, subsidiaries, and the general public.

15. USAA REAL ESTATE DEVELOPMENT COMPANY
    Delaware corporation, wholly owned by USAA Real Estate Company.

    Organized to engage in the development of various real estate projects including but not limited to, the Retirement Community Project.

16. USAA REAL ESTATE MANAGMENT COMPANY
    Delaware corporation, wholly owned by USAA Real Estate Company.

    Organized to provide management services for properties owned by USAA Real Estate Development Company.

17. QUORUM REAL ESTATE SERVICE CORPORATION d/b/a USAA REALTY COMPANY
    Delaware corporation, wholly owned by USAA Real Estate Management Company.

    Organized to manage USAA-owned real estate in Florida and the Southeast.

18. USAA PROPERTIES FUND, INC.
    Texas corporation, wholly owned by USAA Real Estate Company.

    Organized to serve as general partner of various real estate limited partnerships involving USAA.

19. USAA INCOME PROPERTIES, LTD.
    Texas limited partnership. USAA Properties Fund, Inc. is the general partner.

    Organized to invest in, acquire, conduct, develop, improve, hold, maintain, manage, operate, lease, sell, and otherwise deal with real estate, real estate improvements, and interests in real estate and real estate improvements, and to engage in any and all activities related or incidental thereto.

20. USAA PROPERTIES II, INC.
    Texas corporation, wholly owned by USAA Real Estate Company.

    Organized to serve as general partner of various real estate limited partnerships involving USAA.

21. USAA PROPERTIES III, INC.
    Texas corporation, wholly owned by USAA Real Estate Company.

    Organized to serve as general partner of various real estate limited partnerships involving USAA.

22. USAA INCOME PROPERTIES III, LTD.
    Texas limited partnership. USAA Properties III, Inc. is the general partner.

    Organized to invest in, acquire, construct, develop, improve, hold, maintain, manage, operate, lease, sell, and otherwise deal with real estate, real estate improvements, and interests in real estate and real estate improvements, and to engage in any and all activities related or incident thereto.

23. USAA PROPERTIES IV, INC.
    Texas corporation, wholly owned by USAA Real Estate Company.

    Organized to serve as general partner of various real estate limited partnerships involving USAA

24. USAA INCOME PROPERTIES IV, LTD.
    Texas limited partnership. USAA Properties, IV, Inc. is the General Partner.

    Organized to invest in, acquire, construct, develop, improve, hold, maintain, manage, operate, lease, sell, and otherwise deal with real estate, real estate improvements, and interests in real estate and real estate improvements, and to engage in any and all activities related or incident thereto.

25. USAA CHELMSFORD ASSOCIATES
    Texas partnership. USAA Income Properties IV, LTD. owns a 55. 84% interest with the remaining 44.l6% owned by USAA Real Estate Company.

    Organized to invest in, acquire, construct, develop, improve, maintain, and operate the property and in connection with or incidental to the accomplishment of said purpose to enter into any kind of activity and to perform and carry out contracts.

26. USAA INVESTORS I, INC.
    Texas corporation, wholly owned by USAA Real Estate Company.

    Organized to serve as general partner of various real estate limited partnerships involving USAA.

27. USAA REAL ESTATE INCOME INVESTMENTS I, LTD.
    Texas limited partnership. USAA Investors I, Inc. owns an 11.88% interest and is the managing general partner.

    Organized (i) to buy, hold, manage, operate, maintain, dispose of and otherwise invest in and deal with qualified real estate for long term investment; (ii) to make, hold, collect and otherwise deal with first real estate mortgage loans secured by qualified real estate for long term investment; and (iii) to engage in other activities related or incidental thereto.

28. USAA INVESTORS II, INC.
    Texas corporation, wholly owned by USAA Real Estate Company.

    Organized to serve as general partner of various real estate limited partnerships involving USAA.

29. USAA REAL ESTATE INCOME INVESTMENTS II, LTD.
    Texas limited partnership. USAA Investors II, Inc. owns a 32.03% interest and is the managing general partner.

    Organized to invest in, acquire, construct, develop, improve, hold, maintain, manage, operate, lease, sell, and otherwise deal with real estate, real estate improvements, and interests in real estate and real estate improvements, and to engage in any and all activities related or incidental thereto.

30. LA PAZ, INC.
    Texas corporation, wholly owned by USAA Real Estate Company.

    Organized for the purpose of owning and managing an office building complex.

31. WEST CHICAGO INDUSTRIAL, LTD.
    Texas limited partnership. La Paz, Inc., owns a 99% interest with the remaining l% owned by USAA Real Estate Midwest, Inc.

    Organized to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with a certain parcel of real property located in Chicago, Du Page County, Illinois.

32. USAA HEALTH SERVICES, INC.
    Delaware corporation, wholly owned by USAA Real Estate Company.

    Organized to operate and manage the Park Lane West Health Center located in San Antonio, Texas.

33. USAA REAL ESTATE EQUITIES, INC.
    Delaware corporation. USAA Real Estate Company owns a 57% interest.

    Organized as a real estate investment trust.

34. COMBINED CAPITAL RESOURCES J.V.

    Texas joint venture. USAA Real Estate Equities, Inc. owns a 92.725% interest with the remaining 7 .275% owned by USAA Income Investments II, LTD.

    Organized to acquire, develop, improve, maintain, operate, lease, loan money and otherwise deal with certain property.

35. USAA EQUITY ADVISORS, INC.
    Delaware corporation, wholly owned by USAA Real Estate Company.

    Organized to provide advisory services to USAA Real Estate Equities, Inc.

36. ALHAMBRA GABLES ONE, INC.
    Delaware corporation, wholly owned by USAA Real Estate Company.

    Organized to acquire certain property in Florida.

37. COLUMBUS CENTER ASSOCIATES, LTD.
    formerly BPG/STRADLER ASSOCIATES, LTD. Florida limited partnership. Alhambra Gables One, Inc. is the general partner.

    Organized to invest in, hold, own, operate, maintain, improve, develop, sell, exchange, lease, and otherwise use certain property or direct or indirect interests therein, for profit and as an investment.

38. L.A. WILSHIRE ONE, INC.
    Delaware corporation, wholly owned by USAA Real Estate Company.

    Organized to acquire certain property in California.

39. USAA REAL ESTATE MID-WEST, INC.
    Texas corporation, wholly owned by USAA Real Estate Company.

    Organized to acquire, develop, own, manage, and dispose of real estate.

40. LAS COLINAS MANAGEMENT COMPANY
    Delaware corporation, wholly owned by USAA Real Estate Company.

    Organized to acquire, develop, manage, and operate real estate.

41. LAS COLINAS -- USAA LIMITED PARTNERSHIP
    Texas limited partnership. Las Colinas Management Company is the general partner and owns a 9% interest. USAA owns a 91% interest.

    Organized to manage a resort complex and to develop a large tract of land in Irving, Texas.

42. USAA STRATUM EXECUTIVE CENTER J.V.

    Texas joint venture. USAA Real Estate Company owns a 70% interest with the remaining 30% owned by USAA Real Estate Development Company.

    Organized to develop land situated in Travis County, Texas.

43. USAA JOINT VENTURE
    Connecticut joint venture. USAA Real Estate Company owns a 70% interest.

    Organized to acquire, own, finance, lease, operate and otherwise deal with Windsor IX (a certain parcel of real estate) and to acquire, own, finance, lease, operate and otherwise deal with Windsor X (a certain parcel of real estate) following the contribution of the Owners' equity interests in Windsor X to the Joint Venture.

44. 5055 WILSHIRE LIMITED PARTNERSHIP

    Texas limited partnership. The Partnership consists of the following ownership percentages: USAA Real Estate Company 74%, BPG Wilshire, Inc. 25%, and the remaining l% owned by L.A. Wilshire One, Inc.

    Organized to develop, construct, own, hold, manage, operate, rent, maintain and repair and otherwise deal with the improvements and project land and own, hold, manage and operate, protect, preserve and enhance the value of additional land.

45. LA CANTERA DEVELOPMENT COMPANY
    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized to develop and sell land in northwest San Antonio, Texas.

46. LA CANTERA GROUP, LTD.
    Texas limited partnership. La Cantera Development Company owns a 51% interest and is the general partner with the remaining 49% owned by Fiesta Texas Showpark, Inc. as limited partner.

    Organized to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with certain real property located in San Antonio, Bexar County, Texas.

47. FIESTA TEXAS THEMEPARK, LTD.
    Texas limited partnership. La Cantera Group, Ltd. owns an 85.89% interest and is the general partner with the remaining 14. 11% owned by Fiesta Texas Showpark, Inc.

    Organized to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with a parcel of real property located in San Antonio, Bexar County, Texas, and to operate the theme park constructed on said parcel of property.

48. FIESTA TEXAS SHOWPARK, INC.
    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized for the purpose of acquiring, developing, owning, managing, and/or disposing of real estate.

49. LA CANTERA HOSPITALITY, INC.
    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized to develop and own a hotel, resort, and golf course.

50. HTO, INC.
    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized to own certain real property and mineral assets in the La Cantera Development and other legally permissible corporate activities.

51. USAA FEDERAL SAVINGS BANK
    Federally chartered savings association, wholly owned by USAA Capital Corporation.

    Organized to offer personal banking services to the general public.

52. USAA RELOCATION SERVICES, INC.
    Texas corporation, wholly owned by USAA Federal Savings Bank.

    Organized to provide nationwide counseling services for customers contemplating moving and the sale or purchase of a home.

53. USAA FINANCIAL SERVICES CORPORATION
    Utah corporation, wholly owned by USAA Capital Corporation.

    Organized as a Utah Industrial Loan Company.

54. USAA BUYING SERVICES, INC.
    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized to engage in the business of wholesale and retail sales of goods and to provide consumer-oriented and travel agency services to customers, subscribers and the general public.

55. USAA ALLIANCE SERVICES, INC.
    Delaware corporation, wholly owned by the USAA Buying Services, Inc.

    Organized to act as a corporate general partner of USAA Buying Services, L.P.

56. USAA BUYING SERVICES, L.P.
    Delaware limited partnership. USAA Alliance Services, Inc. owns a l% interest and is the general partner with the remaining 99% owned by USAA as limited partner.

    Organized to provide travel and discount buying services to its subscribers.

57. USAA INVESTMENT CORPORATION
    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized to serve as a holding company for USAA Investment Management Company and USAA Transfer Agency Company.

58. USAA INVESTMENT MANAGEMENT COMPANY
    formerly USAA FUND MANAGEMENT COMPANY
    Delaware corporation, wholly owned by USAA Investment Corporation.

    Organized to serve as the financial manager and investment advisor of the certain mutual funds and as the exclusive underwriter and distributor of their shares. It carries out the investment policies of the mutual funds, manages their portfolios, markets their shares and provides certain administrative services. This company also provides investment management and advisory services for the benefit of USAA and its affiliated companies. This company serves as broker-dealer for investment instruments (common stock, preferred stock and corporate bonds) of publicly traded corporations offered on major stock exchanges and offers discount brokerage services.

59. USAA TRACO GmbH, Inc.
    German corporation, 80% owned by USAA Investment Management Company, and 20% owned by USAA Transfer Agency Company.

    No current corporate operations.

60. USAA TRANSFER AGENCY COMPANY
    d/b/a USAA SHAREHOLDER ACCOUNT SERVICES
    Delaware corporation, wholly owned by USAA Investment Corporation.

    Organized to engage in the business of facilitating the prompt and accurate clearance and settlement of securities transactions, to safeguard funds and securities in its custody or control or for which it is responsible in compliance with the provisions of the Securities and Exchange Act of 1934,
    Section 17A.

61. USAA INSTITUTIONAL REALTY INVESTORS, INC.
    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized to acquire a geographically diverse portfolio consisting primarily of industrial properties located in major metropolitan markets in the United States. The corporation will offer shares of the common stock in the company primarily to tax-qualified "employee pension benefit plans" covered by Title I of ERISA.

62. USAA CAPITAL DEVELOPMENT CORPORATION

    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized to engage in real estate investment, management and other legally permissible corporate activities.

63. HAUSMAN ROAD WATER SUPPLY COMPANY
    Texas non-profit corporation, wholly owned by USAA Capital Corporation.

    Organized to operate a surface water project.

64. CAPITAL MANAGEMENT COMPANY
    Delaware corporation, wholly-owned indirect subsidiary of USAA.

    Organized to serve as a unitary savings and loan holding company of USAA Federal Savings Bank.

65. USAA COUNTY MUTUAL INSURANCE COMPANY
    (formerly Ameristar County Mutual Insurance Company)
    County Mutual Insurance Company (Texas) wholly-owned by USAA

    Organized to provide auto insurance to USAA Group eligible drivers who reside in Texas.

66. CORAL GABLES ASSOCIATES
    Florida Partnership, Columbus Center Associates, Ltd. (managing partner) owns 50% with the remaining 50% owned by International Business Machines Corporation.

    Organized to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with that certain parcel of real property located in Coral Cables, Dade County, Florida.

67. USAA FINANCIAL PLANNING NETWORK, INC.
    Delaware corporation, wholly owned by USAA Capital Corporation.

    Organized to provide financial planning services to its members.

68. USAA REAL ESTATE LIMITED PARTNERSHIP
    Texas Limited Partnership, wholly owned by USAA Real Estate Company.

    Organized to (i) acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with certain real estate property; (ii) sell all or any portion of certain real estate property to buyers, including Affiliates or any Partner; and (iii) conduct such other activities as may be necessary, advisable, convenient or appropriate to promote or conduct the business of the Partnership.

69. USAA SAVINGS BANK
    formerly USAA CREDIT CARD BANK

    Nevada State Chartered Bank, wholly owned by USAA Federal Savings Bank.

    Organized to engage in credit card operations and acceptance of deposit accounts exceeding $100,000.


70. USAA FINANCIAL ADMINISTRATION COMPANY
    Delaware Corporation, USAA Federal Savings Bank owns 100% of the Class A Common (voting) Stock and USAA owns 100% of the Class B (nonvoting) Stock.

    Organized to act as General Partner of USAA Financial Partners Limited, L.P.

71. CAPITAL FINANCIAL RESOURCES COMPANY
    Delaware Corporation, USAA Federal Savings Bank owns 100% of the Class A Common (voting) Stock and USAA owns 100% of the Class B Common (nonvoting) Stock.

    Organized to act as Limited Partner of USAA Financial Partners Limited, L.P.

72. USAA FINANCIAL PARTNERS LIMITED, L.P.
    Delaware Limited Partnership. USAA Financial Administration Company owns 1% of the partnership as General Partner and Capital Financial Resources Company owns 99% as Limited Partner.

    Organized to enable USAA Federal Savings Bank to continue to maintain low cost funding sources, diversify its funding sources, manage interest rate risk and more efficiently manage tax and other liabilities associated with its credit card business.

73. USAA FINANCIAL PLANNING NETWORK, INC.
    (Wholly owned-subsidiary of USAA Capital Corporation)

    Organized to engage in the business of providing personalized financial planning services to the general public.

74. LA CANTERA RESORT, LTD.
    Texas Limited Partnership. La Cantera Hospitality, Inc. owns 93% as a Limited Partner with a non-affiliated entity owning the remaining 7% as General Partner.

    Organized to acquire, develop, own and operate a resort property located in Bexar County, Texas.

75. LCWW PARTNERS JOINT VENTURE
    Texas Joint Venture. La Cantera Resort, Ltd. owns 76.67% as a General Partner with the remaining portion owned by a non-affiliated entity as General Partner, both entities having an equal vote in the management of the venture.

    Organized to acquire, develop, own and operate a resort property in Bexar County, Texas.

76. LA CANTERA COMMUNITY ORGANIZATION, INC.
    Texas Non-Profit Corporation, wholly owned by USAA Capital Corporation.

    Organized to maintain the common areas of the La Cantera property on behalf of the property owners and to provide a facility for assessments of the different property owners.

77. USAA LIFE INVESTMENT TRUST (REGISTRANT)

    Mutual fund underlying Separate Account of USAA Life funding variable annuity insurance product, and organized as a Delaware business trust.

    USAA Life Insurance Company, either directly or through the Separate Account of USAA Life Insurance Company, currently owns a majority of certain series of shares issued by the Registrant.

    The Registrant's audited financial statements are incorporated by reference into Part B of the Registrant's Form N-1A Registration Statement ("Registration Statement").

    No financial statements of any other company listed above are filed with the Registrant's Statement, as they are not required to be so filed.

78. USAA LIFE INSURANCE COMPANY OF NEW YORK
    New York corporation, wholly owned by USAA Life Insurance Company.

    Organized to transact life and annuity business in the state of New York.

79. USAA INFORMATION TECHNOLOGY COMPANY
    Delaware corporation, wholly owned by USAA.

    Organized to provide certain data processing and information technology-related products, infrastructure and services.

80. USAA INFORMATION TECHNOLOGY, LTD.
    Delaware limited partnership. USAA Information Technology Company is the General Partner.

    Organized to provide certain data processing and information technology-related products, infrastructure and services.

81. USAA CORPORATE ATTORNEY IN FACT, INC.
    Delaware non-insurance corporation, wholly owned by USAA.

    Organized to be the corporate attorney in fact of Reciprocal Exchange, acquired by USAA on December 31, 1997.

82. RECIPROCAL EXCHANGE
    Missouri Reciprocal Interinsurance Exchange.

    Organized to provide insurance coverage (personal-line property and casualty policies) for persons not eligible for current USAA property and casualty coverage.

83. FIESTA TEXAS HOSPITALITY L.L.C.
    Texas corporation.

    Organized to provide concession services to the general public and other such related services.



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